UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2021

LENSAR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-039473	32-0125724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive, Orlando, Florida		32826
(Address of principal executive offices)		(Zip Code)

(888) 536-7271

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2021, the Board of Directors (the “Board”) of LENSAR, Inc. (the “Company”) appointed (i) Elizabeth O’Farrell to serve as a Class I director on the Company’s Board and as chairperson of the Board’s Audit Committee and (ii) Aimee S. Weisner to serve as a Class II director on the Company’s Board and as a member of the Board’s Compensation Committee. These appointments are effective February 1, 2021. Ms. O’Farrell and Ms. Weisner will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2021 and 2022, respectively, and, in each case, until her successor is duly elected and qualified or her earlier death, resignation, disqualification or removal.

Each of Ms. O’Farrell and Ms. Weisner is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of (a) $50,000 for serving on the Board, (b) in the case of Ms. O’Farrell, $15,000 for her service as chairperson of the Company’s Audit Committee and (c) in the case of Ms. Weisner, $5,000 for her service as a member of the Company’s Compensation Committee, each earned on a quarterly basis; (ii) an initial equity-based award of options to purchase shares of the Company’s common stock having an aggregate grant date fair value of $200,000 and that vests as to one-third of the award on the one-year anniversary of the grant date and, as to the remaining amount of the award, in substantially equal monthly installments over the two years thereafter, subject to the director’s continued service on the Board through each such vesting date; and (iii) on the date of the Company’s annual meeting of stockholders, where the director has served on the Board for at least six months prior to such annual meeting and will continue serving following such meeting, an option to purchase shares of the Company’s common stock having an aggregate grant date fair value of $100,000 and that vests in twelve equal monthly installments following each one-month period following the grant date, subject to the director’s continued service on the Board through such vesting date.

Each of Ms. O’Farrell and Ms. Weisner has entered into the Company’s standard indemnification agreement for directors and officers.

Item 7.01. Regulation FD Disclosure.

On February 1, 2021, the Company issued a press release announcing the appointments of Mses. O’Farrell and Weisner.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	LENSAR Press Release, dated February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: February 1, 2021	By:	/s/ Nicholas Curtis
Nicholas Curtis
Chief Executive Officer